Calculation of Filing Fee Tables
S-8
Live Nation Entertainment, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	5,000,000	$ 96.74	$ 483,700,000.00	0.0001476	$ 71,394.12
Total Offering Amounts:						$ 483,700,000.00		$ 71,394.12
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 71,394.12
Offering Note
[1]	(1) This Registration Statement registers the issuance of an additional 5,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), of Live Nation Entertainment, Inc. (the "registrant") to be issued under the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 21, 2024 (the "Plan"). The Plan is an amendment and restatement of the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 19, 2015 (the "Prior Plan"). The Plan was approved by the registrant's Board of Directors on March 21, 2024, and approved by the registrant's stockholders on June 13, 2024. The offer and sale of shares of Common Stock, which have been or may be issued under the Plan (as the Prior Plan), have previously been registered pursuant to Registration Statements on Form S-8 (File Nos. 333-132949, 333-164302, 333-175139 and 333-206294). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of Common Stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act by averaging the high and low sales price of the registrant's Common Stock as reported on the New York Stock Exchange on August 21, 2024.